1Q 2023 Earnings Presentation

2 Westlake First Quarter 2023 Highlights  Solid financial results reflecting sequential improvement against an uncertain macroeconomic backdrop:  Net sales of $3.4 billion, an increase of 2% vs. fourth quarter 2022 net sales  Net income of $394 million, an increase of 70% vs. fourth quarter 2022 net income  EBITDA(1) of $825 million, an increase of 33% vs. fourth quarter 2022 EBITDA  Volume increased 5% vs. fourth quarter 2022 due to increased seasonal construction activity  Feedstock and energy costs fell in the U.S. and Europe on both a sequential and YoY basis  Achieved approximately $25 million of cost savings in the first quarter towards our 2023 target of $55 - $105 million  Strong balance sheet with $2.4 billion of cash and cash equivalents and $4.9 billion of gross debt locked in at interest rates averaging 3.2% with a weighted average maturity of more than 16 years 1) Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities can be found on page 12

Westlake Corporation Performance First Quarter 2023

($ in millions)	1Q 2023	4Q 2022	1Q 2023 vs. 4Q 2022	1Q 2022	1Q 2023 vs. 1Q 2022
Sales	**$3,356**	**$3,299**	**2%**	**$4,056**	**(17%)**
Operating Income	**$536**	**$327**	**64%**	**$1,032**	**(48%)**
Net Income[1]	**$394**	**$232**	**70%**	**$756**	**(48%)**
Performance and Essential Materials EBITDA	*$615*	*$443*	*39%*	*$1,071*	*(43%)*
Housing and Infrastructure Products EBITDA	*$205*	*$133*	*54%*	*$258*	*(21%)*
Corporate EBITDA	*$5*	*$43*	*-*	*($29)*	*-*
EBITDA[2]	**$825**	**$619**	**33%**	**$1,300**	**(37%)**

- \+ Better global demand drove sequentially higher sales volume for most products with improved sales mix in PVC resin and polyethylene as sales volume shifted back to domestic from export markets
- \+ Lower natural gas, ethane and ethylene prices reduced feedstock and energy costs in both the U.S. and Europe
- \+ HIP segment EBITDA margin stable YoY at 20% despite a 21% volume decline due to higher average selling prices and lower raw material costs on both a sequential and YoY basis
- – Building and construction demand fell on a YoY basis driving lower HIP and PVC sales volumes and lower PVC average selling prices
- – Recent improvement in polyethylene and PVC prices weren't enough to offset price reductions in the second half of 2022, driving lower average selling prices on both a sequential and YoY basis

1) Net income attributable to Westlake
2) Reconciliations of EBITDA, Performance and Essential Materials EBITDA, Housing and Infrastructure Products EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 12 and 13

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Westlake

Sustainable Commitments Embedded Across Westlake

Through Investments, Goals and Products

Targeting a Reduction in Scope 1 and 2 Emissions by 20% by 2030(1)

To further reduce our carbon footprint, we are **allocating capital to both proven and emerging technologies**, including product and operational innovations

This Includes:

- Energy-efficient projects
- Increasing use of less carbon-intensive energy providers
- Adding hydrogen as a fuel gas
- Other continuous operational improvements

Leading Practice Alignment

SASB · Sustainable Development Goals · GRI · TCFD Task Force on Climate-Related Financial Disclosures

Expanding Portfolio of Products with Sustainability Attributes

Partnering with customers to commercialize products incorporating **more sustainable** materials while maintaining product quality



One-Pellet Solution
an efficient polyethylene solution incorporating post consumer resin (PCR) while maintaining the strength of plastic materials



Epoxy
used in coatings and composites to fabricate wind turbine blades and light-weight aerospace and automotive components



Molecular-Oriented (PVC-O) Pipe
engineering solution for lighter-weight, more durable PVC pipe that is manufactured with a lower-carbon footprint than any other water main pipe materials; used in housing and infrastructure

Efforts Recognized Through Awards and Industry Memberships

Awards from the leading provider of business sustainability ratings - **EcoVadis**

Platinum 2022 ecovadis Sustainability Rating	Silver 2021 ecovadis Sustainability Rating	Platinum 2022 ecovadis Sustainability Rating
Vinnolit	**Nakan**	**Epoxy**

Several **Industry Memberships**

Alliance to End Plastic Waste · FPA Flexible Packaging Association · MRFF Materials Recovery for the Future · Member VSC Vinyl Sustainability Council · Participating in +Vantage Vinyl

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1) *From a 2016 baseline*

Westlake

5 Defining a Proven M&A Strategy to Drive Bottom Line Growth & Peer Leading Return on Capital Investment Criteria to Drive Growth Positioned for profitable growth1 Deep competitive moat2 Favorable market outlook 3 Strong cash flows and balance sheet 4 Product offering with sustainability attributes 5 Supporting Key Attributes Strategic Filters Enhances Existing Core and Adjacent Applications and Products in HIP & PEM Segments Improves Vertical Integration Strategy to Further Reduce Costs Buying Below Replacement Costs Enhances Production and Technology Capabilities Disciplined and Opportunistic Approach to Acquisition Opportunities

Performance and Essential Materials ("PEM") Segment Performance

($ in millions)	1Q 2023	4Q 2022	1Q 2023 vs. 4Q 2022	1Q 2022	1Q 2023 vs. 1Q 2022
Performance Materials Sales	**$1,282**	**$1,286**	**(0%)**	**$1,929**	**(34%)**
Essential Materials Sales	**$1,067**	**$1,075**	**(1%)**	**$903**	**18%**
Total PEM Sales	$2,349	$2,361	(1%)	$2,832	(17%)
Operating Income	$403	$219	84%	$879	(54%)
EBITDA[(1)]	$615	$443	39%	$1,071	(43%)
EBITDA Margin[(2)]	26%	19%	-	38%	-

+ Improved global demand drove sequential volume growth
+ Sales volume shifted to domestic from export markets, improving sales mix and integrated margins sequentially
+ Feedstock and energy costs were lower on both a sequential and YoY basis in the U.S. and Europe
+ Epoxy sales volume and profitability benefited from the completion of the 4Q 2022 maintenance turnaround
– Performance Materials average selling prices were lower on both a sequential and YoY basis across most product categories

PEM Segment 1Q 2023 vs. 4Q 2022

Average Sales Price	Volume
-3.2%	+2.7%

PEM Segment 1Q 2023 vs. 1Q 2022

Average Sales Price	Volume
-12.9%	-4.2%

1) Reconciliations of PEM EBITDA to the applicable GAAP measure can be found on page 13
2) PEM EBITDA margin is calculated by dividing PEM EBITDA by Total PEM Sales

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Westlake

7 Lower natural gas and feedstock costs, on both a sequential and YoY basis, increased our structural North American cost advantage (~85% of production capacity) at a time of high global raw material and energy costs Customer demand improved from 4Q 2022 levels, which drove sequential volume improvement in 1Q 2023; however, volumes were below prior-year levels as customer orders reflected generally weaker end market demand Well positioned to benefit from secular demand driven by increasingly specialized products for housing, packaging, wind energy, aerospace and automotive Strong caustic soda prices driven by lower chlor-alkali operating rates due to globally lower PVC construction demand 1 2 3 4 Performance and Essential Materials Update

8 Housing and Infrastructure Products (“HIP”) Segment Performance 1) Reconciliations of HIP EBITDA to the applicable GAAP measure can be found on page 13 2) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales + Stable EBITDA margin on a YoY basis despite a 21% volume decline demonstrates the stability that our HIP segment generates from its differentiated and branded products + Lower raw material costs on both a sequential and YoY basis + Sequentially higher volume across most products due to the seasonal increase in building and construction activity – Lower sales volume on a YoY basis due to weaker new construction activity as a result of higher mortgage rates – Sequentially lower average sales prices in some products HIP Segment 1Q 2023 vs. 4Q 2022 Average Sales Price Volume -2.3% +9.6% HIP Segment 1Q 2023 vs. 1Q 2022 Average Sales Price Volume +2.8% -20.6% ($ in millions) 1Q 2023 4Q 2022 1Q 2023 vs. 4Q 2022 1Q 2022 1Q 2023 vs. 1Q 2022 Housing Products Sales $818 $758 8% $972 (16%) Infrastructure Products Sales $189 $180 5% $252 (25%) Total HIP Sales $1,007 $938 7% $1,224 (18%) Operating Income $143 $68 110% $185 (23%) EBITDA(1) $205 $133 54% $258 (21%) EBITDA Margin(2) 20% 14% - 21% -

9 Repair & remodel (R&R) activity remained relatively stable, consistent with its lower historical volatility compared to new home construction Slowing new home construction as elevated mortgage rates drive affordability concerns Longer-term fundamentals for housing strength remain intact due to decade- plus of under-building, increasingly favorable demographics, and increasing popularity of remote work Infrastructure Investment and Jobs Act beginning to drive demand as states and municipalities start to develop construction projects to address our nation’s long neglected infrastructure needs 1 2 3 4 Housing and Infrastructure Products Update

10 Financial Reconciliations

11 Consolidated Statements of Operations Performance and Essential Materials Sales $ 2,349 $ 2,832 $ 2,361 Housing and Infrastructure Products Sales 1,007 1,224 938 Net sales 3,356 4,056 3,299 Cost of sales Gross profit Selling, general and administrative expenses Amortization of intangibles Restructuring, transaction and integration-related costs Income from operations Interest expense Other income, net Income before income taxes Provision for income taxes Net income Net income attributable to noncontrolling interests Net income attributable to Westlake Corporation $ 394 $ 756 $ 232 Earnings per common share attributable to Westlake Corporation: Basic $ 3.07 $ 5.87 $ 1.80 Diluted $ 3.05 $ 5.83 $ 1.79 Three months ended March 31, Three months ended December 31, 792 1,285 2022 2,732 567 2,564 2,771 2023 222 200 31 42 31 200 3 11 536 1,032 (42) (46) 764 516 997 22 11 407 248 233 9 327 (43) 21 2022 (In millions of dollars, except per share data) 305 57 109 8 16 13

12 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Net cash provided by operating activities $ 512 $ 700 $ 835 Changes in operating assets and liabilities and other Deferred income taxes Net income Less: Other income, net Interest expense Provision for income taxes Income from operations Add: Depreciation and amortization Other income, net EBITDA $ 825 $ 1,300 $ 619 21 22 11 271 267 257 (57)(109) (233) 327 536 1,032 21 22 11 (43)(42) (46) 248407 764 (In millions of dollars) (652)(121) 106 65 16 (42) Three months ended March 31, 20222023 2022 Three months ended December 31,

13 Reconciliation of PEM, HIP and Corporate EBITDA to Applicable Operating Income (Loss) Three months ended March 31, Three months ended December 31, 2023 2022 2022 Performance and Essential Materials EBITDA $ 615 $ 1,071 $ 443 Less: Depreciation and Amortization 210 184 212 Other Income (Expenses) 2 8 12 Performance and Essential Materials Operating Income (Loss) 403 879 219 Housing and Infrastructure Products EBITDA 205 258 133 Less: Depreciation and Amortization 55 71 57 Other Income (Expenses) 7 2 8 Housing and Infrastructure Products Operating Income (Loss) 143 185 68 Corporate EBITDA 5 (29) 43 Less: Depreciation and Amortization 2 2 2 Other Income (Expenses) 13 1 1 Corporate Operating Income (Loss) (10) (32) 40 Performance and Essential Materials Operating Income (Loss) 403 879 219 Housing and Infrastructure Products Operating Income (Loss) 143 185 68 Corporate Operating Income (Loss) (10) (32) 40 Total Operating Income (Loss) 536$ 1,032$ 327$ (In millions of dollars)

14 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding creating value for our shareholders, pricing and demand for our products, industry outlook for both of our segments, our cost control and efficiency efforts, our ability to capture integrated chain margin, our development of additional products with sustainability attributes in the future, our sustainability goals and commitments and our reduction in carbon impact, our investment criteria to drive growth and our expectations regarding secular demand for products in our Performance and Essential Materials segment. Actual results may differ materially depending on factors, including, but not limited to, the following: the effects of our recently completed acquisitions, including our future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere including the conflict between Russia and Ukraine; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; information systems failures and cyber attacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Corporation 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer